equipment YARD SERVICES agreement

THIS EQUIPMENT YARD SERVICES AGREEMENT (the “Agreement”) dated effective as of April 1, 2014, between VIKING INTERNATIONAL LIMITED, an exempted company limited by shares incorporated and existing under the laws of Bermuda (“Viking”), whose registered address is Thistle House, 4 Burnaby Street, Hamilton HM 11, Bermuda, TRANSATLANTIC EXPLORATION MEDITERRANEAN INTERNATIONAL PTY LTD, an Australian company (“TEMI”), whose registered address is 9 Bedford Street, Nedlands, Western Australia 6009, and Thrace Basin Natural Gas (Turkiye) Corporation (“TBNG”), a British Virgin Islands company, whose registered address is Jayla Place, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands.

Whereas, Viking is the lessee and operator of the Diyarbakir equipment yard located in Diyarbakir, Turkey (the “Diyarbakir Yard”), the Muratli equipment yard located in Muratli, Turkey (the “Muratli Yard”), and is the operator of the Thrace Basin equipment yard located in Tekirdag, Turkey (the “Tekirdag Yard”) (the Diyarbakir Yard, the Muratli Yard and the Tekirdag Yard are collectively referred to herein as the “Yards”);

WHEREAS, TEMI and TBNG desire to continue to use the Yards (“Use”) and to have VIL provide services for such Use pursuant to the terms set forth herein;

WHEREAS, VIL desires to operate the Yards for the mutual benefit of TEMI, TBNG and VIL, and provide services pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.                  Services to be Provided. During the term of this Agreement, Viking shall provide to TEMI and TBNG certain services associated with TEMI’s and TBNG’s Use of the Yards, including, but not limited to, personnel and associated provisions and benefits, intellectual property services, utilities, equipment and associated repair and maintenance and office supplies, and security, all as historically provided (the “Services”). Notwithstanding the above, the associated repair and maintenance of equipment shall be upon terms and conditions as shall be mutually agreed upon and limited to the ordinary capabilities of Viking.

2.                  Standard of Care. Viking’s standard of care with respect to the provision of Services pursuant to this Agreement shall be limited to providing services of the same general quality as VIL provides for its own internal operations. VIKING MAKES NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE SERVICES, AND VIKING EXPLICITLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

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3.                  Payment.

(a)    In consideration of the provision of Services and the Use of the Diyarbakir Yard, Viking shall be entitled to a monthly payment from TEMI, and TEMI shall make such monthly payment (the “TEMI Monthly Payment”). The TEMI Monthly Payment shall be in the amount of US$17,250. The TEMI Monthly Payment shall be due and payable on the first day of each month for the first twelve (12)-month period.

(b)   In consideration of the provision of Services and the Use of the Muratli Yard and the Tekirdag Yard, Viking shall be entitled to a monthly payment from TBNG, and TBNG shall make such monthly payment (the “TBNG Monthly Payment”). The TBNG Monthly Payment shall be in the amount of US$17,250. The TBNG Monthly Payment shall be due and payable on the first day of each month for the first twelve (12)-month period.

(c)    Thereafter, for each successive twelve (12)-month period during the term of this Agreement, the parties will work in good faith to agree upon the amount of the TEMI Monthly Payment and the TBNG Monthly Payment, which payments shall be due and payable on the first day of each month during such twelve (12)-month period. If the parties have not agreed upon the amount of the Monthly Payments for a new term, TEMI and TBNG shall pay the amount of the TEMI Monthly Payment and TBNG Monthly Payment, respectively, which was paid during the previous term, until a new amount is agreed to by the parties, and the appropriate reconciliation shall be made.

4.                  Term. This Agreement shall be for an initial term of twelve (12) months and shall automatically renew for additional twelve (12)-month periods unless written notice of termination is received by any party at least sixty (60) days prior to the end of the term in effect. Additionally, any party may terminate this Agreement at any time, either with or without cause, upon sixty (60) days' written notice to the other party. Upon termination, Viking shall be paid for the Monthly Payment through the termination date. Thereafter, the parties shall have no further liability to each other as to unperformed services not yet due hereunder (except for those obligations expressly surviving such termination).

5.                  Independent Contractor. Each party shall act under this Agreement solely as an independent contractor and not as an agent of any other party.

6.                  Compliance With Laws. In carrying out their respective obligations hereunder, Viking, TEMI and TBNG shall, and shall cause their respective employees, agents, and subsidiaries to, adhere to all applicable laws and governmental rules, regulations and orders.

7.                  Confidentiality. The parties shall (a) keep all information exchanged in connection with this Agreement and the provision of the Services confidential; (b) protect such information of the disclosing party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of such information as the receiving party uses to protect its own confidential information of a like nature, (c) not use such information other than in accordance with this Agreement, and (d) not disclose such information to any third party; provided, that the foregoing shall not restrict any party from (i) using such information in performing its respective obligations under, or enforcing the terms of, this Agreement or (ii) disclosing such information to the extent such information is requested or required to be disclosed by applicable Law.

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8.                  Indemnification. VIKING SHALL INDEMNIFY TEMI AND TBNG AND THEIR AGENTS, OFFICERS, EMPLOYEES AND AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, Losses, AND LIABILITIES ARISING OUT OF (I) ANY GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF VIKING OR ANY OF ITS AGENTS, OFFICERS, EMPLOYEES AND AFFILIATES OR (II) ANY BREACH OF THIS AGREEMENT BY VIKING. TEMI AND TBNG SHALL INDEMNIFY VIKING AND ITS AGENTS, OFFICERS, EMPLOYEES AND AFFILIATES FROM AND AGAINST ANY AND ALL CLAIMS, Losses, AND LIABILITIES ARISING OUT OF (I) ANY GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF TEMI OR TBNG OR ANY OF THEIR AGENTS, OFFICERS AND EMPLOYEES AND AFFILIATES OR (II) ANY BREACH OF THIS AGREEMENT BY TEMI OR TBNG.

9.                  Ownership. This Agreement and the performance of the Services or the Use of the Yards hereunder will not affect the ownership of any assets or information by any party or their affiliates. No party will gain, by virtue of this Agreement or the Services or Use provided hereunder, by implication or otherwise, any rights of ownership of any property or rights owned by any other party.

10.              Governing Law. This Agreement is to be governed by, and construed and enforced in accordance with, the laws of the State of Texas, without regard to its rules of conflict of laws. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in Dallas County in the State of Texas. Consistent with the preceding sentence, each of the parties hereto hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Texas for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

11.              Notices. All notices to be given under this Agreement shall be in writing and shall be delivered by (i) hand, (ii) registered or certified mail, (iii) reputable overnight courier, or (iv) facsimile (provided there is confirmation of receipt of complete transmission), to the following address and to the attention of the person or job title below:

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  TEMI and TBNG:

  c/o TransAtlantic Petroleum (USA) Corp.
  16803 North Dallas Parkway
  Addison, TX 75001
  Attention to: Jeffrey S. Mecom

  Viking: c/o Viking Services Management, Ltd.
  16803 North Dallas Parkway
  Addison, TX 75001
  Attention to: Dustin Guinn

12.              Construction. The headings of Sections in this Agreement are provided for convenience only and shall not affect its construction or interpretation. In the construction or interpretation of the terms of this Agreement, the rule of construction that a document is to be construed most strictly against the party who prepared the same shall not be applied, it being agreed that both parties have participated in the preparation of the final form of this Agreement.

13.              Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in force and effect, and such invalid, unenforceable or void provisions will be deemed to be modified so as to effect the original intent of the parties as closely as possible in an acceptable manner so that, to the greatest extent possible, the transactions and other matters contemplated by this Agreement are consummated and otherwise given effect as originally contemplated with the same effect.

14.              Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto shall assign its rights under this Agreement to any other person without the express written consent of the other parties hereto.

15.              Miscellaneous.

a.	Notwithstanding anything to the contrary contained herein, this Agreement shall not constitute an agreement to provide Services or allow Use if doing so without the consent of the owner of a Yard would constitute a breach by Viking of any lease with the owner of a Yard or in any material way affect the rights of Viking or its affiliates thereunder, unless such consent has been obtained.

b.	Notwithstanding anything in this Agreement to the contrary, in no event will any party or its affiliates be liable, whether in negligence, breach of contract or otherwise, for any damages, losses, or expenses suffered or incurred by the other parties or any other person arising out of or in connection with the rendering of Services or the Use or any failure to render Services or the Use except to the extent that such damages, losses, or expenses are caused by the willful misconduct or gross negligence of the responsible party or any of its affiliates. Furthermore, in no event shall any party or its affiliates be liable for any indirect, special, punitive, exemplary, incidental or consequential losses, damages, losses or expenses of any kind, including, without limitations, loss of profits, regardless of the form of the action or the theory of recovery, even if such party has been advised of the possibility of such damages. Each party and its affiliates’ maximum liability for any action, regardless of the form of action, whether in tort or contract, arising under this Agreement shall be limited to the amount of fees paid by the Service recipient to the Service provider hereunder.

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c.	No party shall be liable for any loss or damage whatsoever arising out of any delay or failure in the performance of its obligations pursuant to this Agreement to the extent such delay or failure results from events beyond the control of that party, including but not limited to acts of God, acts or regulations of any governmental authority, war, terrorism, riots, insurrection or other hostilities, accident, fire, flood, strikes, lockouts, industrial disputes, shortages of fuel or financial system disruptions or delays (a “Force Majeure Event”); provided, that no such event shall relieve a party of its payment obligations under Section 3 of this Agreement with respect to the Services or Use actually performed or provided hereunder. A party experiencing a Force Majeure Event shall only be excused from its performance of its obligations pursuant to this Agreement for the duration of the Force Majeure Event. No party shall be entitled to terminate this Agreement in respect of any such delay or failure resulting from any such event. Upon the occurrence of a Force Majeure Event applicable to a party, such party shall promptly give written notice to the other party of the Force Majeure Event and its expected duration.

16.              Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed in its corporate name by its corporate officers, as of the day and year first above written.

[signature page follows]

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TRANSATLANTIC EXPLORATION MEDITERRANEAN

INTERNATIONAL PTY LTD

By:	/s/ Jeffrey S. Mecom

Name:	Jeffrey S. Mecom

Title:	Director

Thrace Basin Natural Gas (Turkiye) Corporation

By:	/s/ Jeffrey S. Mecom

Name:	Jeffrey S. Mecom

Title:	Vice President

VIKING INTERNATIONAL LIMITED

By:	/s/ Dustin Guinn

Name:	Dustin Guinn

Title:	Director

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